EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Atrinsic, Inc. and subsidiaries:

We consent to the reference to our firm under the caption “Experts” in this Registration Statement of Atrinsic, Inc. and subsidiaries on Form S-3 and to the incorporation by reference of our report dated April 7, 2011, except for Note 17 which is as of June 30, 2011 included in the Current Report on Form 8-K dated June 30, 2011 of Atrinsic, Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
June 30, 2011